UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

FORM 8-K/A

CURRENT REPORT

Pursuant to Section 13 or 15(d) of the

Securities Exchange Act of 1934

Date of report (Date of earliest event reported): May 11, 2017

BioTelemetry, Inc.

(Exact Name of Registrant as Specified in its Charter)

Delaware	000-55039	46-2568498
(State or Other Jurisdiction of Incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 Cedar Hollow Road Malvern, PA	19355
(Address of Principal Executive Offices)	(Zip Code)

Registrant’s telephone number, including area code: (610) 729-7000

Not Applicable

(Former name or former address, if changed since last report)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

☐                        Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐                        Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐                        Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐                        Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Indicate by check mark whether the registrant is an emerging growth company as defined in Rule 405 of the Securities Act of 1933 (§230.405 of this chapter) or Rule 12b-2 of the Securities Exchange Act of 1934 (§240.12b-2 of this chapter).

Emerging growth company ☐

If an emerging growth company, indicate by check mark if the registrant has elected not to use the extended transition period for complying with any new or revised financial accounting standards provided pursuant to Section 13(a) of the Exchange Act. ☐

EXPLANATORY NOTE

This current report on Form 8-K/A is being filed to amend and supplement Item 5.07 of the Current Report on Form 8-K filed by BioTelemetry, Inc. (the “Company”) on May 16, 2017 (the “Original Form 8-K”), to disclose the Company’s decision regarding how often it will hold future stockholder advisory votes to approve executive compensation. No other changes have been made to the Original Form 8-K.

Item 5.07.                                        Submission of Matters to a Vote of Security Holders.

As reported in the Original Form 8-K, at the Company’s Annual Meeting of Stockholders held on May 11, 2017 (the “Annual Meeting”), the Company’s stockholders recommended, consistent with the recommendation of the Board of Directors, that the Company hold future advisory votes to approve executive compensation every year. Based on the results of the advisory vote on the frequency of future votes on executive compensation, the Board of Directors determined that the Company hold an advisory vote to approve executive compensation annually until the next required stockholder vote on the frequency of such votes.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

BioTelemetry, Inc.

	By:	/s/ Peter F. Ferola
Peter F. Ferola
Senior Vice President and General Counsel

Date: September 18, 2017